Exhibit 99.1

Energy XXI Reports Fiscal First-Quarter Results

•	Oil volumes higher on successful horizontal program
•	Two additional drilling rigs to arrive during fiscal second quarter

HOUSTON – Oct. 29, 2013 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal first-quarter results and provided an operations update on activities in the Gulf of Mexico.
For the 2014 fiscal first quarter, Energy XXI reported earnings before interest and other, taxes, depreciation, depletion and amortization (adjusted EBITDA) of $199.6 million, compared with $141.4 million in the 2013 fiscal first quarter.  Net income available for common stockholders for the 2014 fiscal first quarter was $40.3 million, or $0.51 per diluted share, on revenues of $324.6 million, compared with fiscal 2013 first-quarter net income available for common stockholders of $15.4 million, or $0.19 per diluted share, on revenue of $270.2 million.
Production for the 2014 fiscal first quarter averaged 46,600 barrels of oil equivalent per day (BOE/d) net, compared with 37,300 BOE/d net in the 2013 fiscal first quarter.  Oil volumes for the 2014 fiscal first quarter averaged 29,700 barrels per day (Bbl/d) net.  Current production continues to average 47,000 BOE/d.
“Production remains stable with only two rigs drilling development wells,” Energy XXI Chairman and Chief Executive Officer John Schiller said.  “Success at West Delta 73 is driving oil volumes higher.  The horizontal drilling program is working well and we continue to demonstrate repeatability of the program.”

Capital Expenditures

During the 2014 fiscal first quarter, capital expenditures totaled $198.4 million, with $54.7 million in exploration and $143.7 million in development and other costs.

Conference Call Tomorrow, Oct. 30, at 9 a.m. CDT, 3 p.m. London Time

Energy XXI will host its fiscal first-quarter conference call tomorrow, Oct. 30, at 9 a.m. CDT (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 800 028 8438 (U.K.), and the confirmation code is 85886849.  For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: Adjusted EBITDA. The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company's ability to internally fund capital expenditures and service debt.

	Three Months Ended
	September 30,
	2013	2012

Net Income Available for Common Stockholders	$40,266	$15,384
Preferred stock dividends	2,873	2,876
Net Income	43,139	18,260
Total other expense - net	30,956	27,681
Depreciation, depletion and amortization	100,216	84,795
Income tax expense	25,336	10,710

Adjusted EBITDA	$199,647	$141,446

Adjusted EBITDA Per Share
Basic	$2.63	$1.79
Diluted	$2.37	$1.78

Weighted Average Number of Common Shares Outstanding
Basic	75,782	79,162
Diluted	84,073	79,337

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	September 30,	June 30,
	2013	2013
	(Unaudited)
Current Assets
Cash and cash equivalents	$17,362	$—
Accounts receivable
Oil and natural gas sales	139,226	132,521
Joint interest billings	10,362	9,505
Insurance and other	7,982	6,745
Prepaid expenses and other current assets	57,004	50,738
Derivative financial instruments	17,202	38,389
Total Current Assets	249,138	237,898
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $435.2 million and $422.6 million of unevaluated properties not being amortized at September 30, 2013 and June 30, 2013, respectively	3,399,831	3,289,505
Other property and equipment	17,319	17,003
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	3,417,150	3,306,508
Other Assets
Derivative financial instruments	9,667	21,926
Equity investments	27,386	12,799
Debt issuance costs, net of accumulated amortization and other assets	40,243	32,580
Total Other Assets	77,296	67,305
Total Assets	$3,743,584	$3,611,711
LIABILITIES
Current Liabilities
Accounts payable	$180,221	$219,610
Accrued liabilities	86,755	105,192
Notes payable	18,031	22,524
Deferred income taxes	20,517	20,517
Asset retirement obligations	27,702	29,500
Derivative financial instruments	69	40
Current maturities of long-term debt	16,254	19,554
Total Current Liabilities	349,549	416,937
Long-term debt, less current maturities	1,530,129	1,350,491
Deferred income taxes	152,672	140,804
Asset retirement obligations	263,530	258,318
Other liabilities	13,409	7,915
Total Liabilities	2,309,289	2,174,465
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at September 30, 2013 and June 30, 2013, respectively
7.25% Convertible perpetual preferred stock, 8,000 shares issued and outstanding at September 30, 2013 and June 30, 2013, respectively	—	—
5.625% Convertible perpetual preferred stock, 813,160 and 813,188 shares issued and outstanding at September 30, 2013 and June 30, 2013, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 79,654,099 and 79,425,473 shares issued and 75,800,536 and 76,485,910 shares outstanding at September 30, 2013 and June 30, 2013, respectively	398	397
Additional paid-in capital	1,519,110	1,512,311
Retained earnings (deficit)	1,818	(29,352)
Accumulated other comprehensive income, net of income taxes	6,844	26,552
Treasury stock, at cost, 3,852,900 and 2,938,900 shares at September 30, 2013 and June 30, 2013, respectively	(93,876)	(72,663)
Total Stockholders’ Equity	1,434,295	1,437,246
Total Liabilities and Stockholders’ Equity	$3,743,584	$3,611,711

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

	Three Months September 30,
	2013	2012
Revenues
Crude oil sales	$289,229	$247,330
Natural gas sales	35,363	22,897
Total Revenues	324,592	270,227

Costs and Expenses
Lease operating	85,763	82,481
Production taxes	1,398	1,247
Gathering and transportation	5,345	7,991
Depreciation, depletion and amortization	100,216	84,795
Accretion of asset retirement obligations	7,326	7,652
General and administrative expense	23,672	23,888
Loss on derivative financial instruments	1,441	5,522
Total Costs and Expenses	225,161	213,576

Operating Income	99,431	56,651

Other Income (Expense)
Loss from equity method investees	(1,793)	(1,495)
Other income - net	522	359
Interest expense	(29,685)	(26,545)
Total Other Expense	(30,956)	(27,681)

Income Before Income Taxes	68,475	28,970

Income Tax Expense	25,336	10,710

Net Income	43,139	18,260
Preferred Stock Dividends	2,873	2,876
Net Income Available for Common Stockholders	$40,266	$15,384

Earnings per Share
Basic	$0.53	$0.19
Diluted	$0.51	$0.19

Weighted Average Number of Common Shares Outstanding
Basic	75,782	79,162
Diluted	84,073	79,337

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months September 30,
	2013	2012

Cash Flows From Operating Activities
Net income	$43,139	$18,260
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	100,216	84,795
Deferred income tax expense	22,480	10,789
Change in derivative financial instruments
Proceeds from derivative instruments	—	61
Other – net	(2,357)	(5,347)
Accretion of asset retirement obligations	7,326	7,652
Loss from equity method investees	1,793	1,495
Amortization and write-off of debt issuance costs	1,455	1,891
Stock-based compensation	3,532	456
Changes in operating assets and liabilities
Accounts receivable	(2,131)	10,755
Prepaid expenses and other current assets	(6,270)	16,037
Settlement of asset retirement obligations	(18,063)	(10,136)
Accounts payable and accrued liabilities	(43,221)	(34,543)
Net Cash Provided by Operating Activities	107,899	102,165

Cash Flows from Investing Activities
Acquisitions	(15)	—
Capital expenditures	(198,358)	(186,698)
Net contributions to equity investees	(16,694)	(15,524)
Property deposit	—	(3,500)
Proceeds from the sale of properties	1,748	—
Other	(51)	372
Net Cash Used in Investing Activities	(213,370)	(205,350)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	3,267	6,319
Repurchase of company common stock	(35,210)	—
Dividends to shareholders – common	(9,096)	(5,550)
Dividends to shareholders – preferred	(2,873)	(2,876)
Proceeds from long-term debt	1,040,697	223,812
Payments on long-term debt	(865,231)	(186,813)
Debt issuance costs	(8,720)	—
Other	(1)	(29)
Net Cash Provided by Financing Activities	122,833	34,863

Net Increase (Decrease) in Cash and Cash Equivalents	17,362	(68,322)
Cash and Cash Equivalents, beginning of period	—	117,087
Cash and Cash Equivalents, end of period	$17,362	$48,765

	Quarter Ended
	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Operating Highlights (Unaudited)
	(In Thousands, Except per Unit Amounts)
Operating revenues
Crude oil sales	$290,965	$270,623	$273,280	$280,953	$242,830
Natural gas sales	32,584	38,630	27,070	29,657	17,396
Hedge gain	1,043	5,072	3,424	9,909	10,001
Total revenues	324,592	314,325	303,774	320,519	270,227
Percent of operating revenues from crude oil
Prior to hedge gain	90%	88%	91%	90%	93%
Including hedge gain	89%	87%	90%	89%	92%
Operating expenses
Lease operating expense
Insurance expense	8,496	7,462	7,473	8,810	8,992
Workover and maintenance	14,586	15,622	19,166	20,217	10,113
Direct lease operating expense	62,681	59,371	59,666	56,895	63,376
Total lease operating expense	85,763	82,455	86,305	85,922	82,481
Production taxes	1,398	1,481	1,352	1,166	1,247
Gathering and transportation	5,345	5,668	4,411	6,098	7,991
DD&A	100,216	96,846	88,727	105,856	84,795
General and administrative	23,672	12,299	16,092	19,319	23,888
Other – net	8,767	3,829	7,017	8,621	13,174
Total operating expenses	225,161	202,578	203,904	226,982	213,576
Operating income	$99,431	$111,747	$99,870	$93,537	$56,651
Sales volumes per day
Natural gas (MMcf)	100.8	107.4	89.4	90.9	67.1
Crude oil (MBbls)	29.7	28.9	28.6	29.4	26.1
Total (MBOE)	46.6	46.8	43.5	44.6	37.3
Percent of sales volumes from crude oil	64%	62%	66%	66%	70%
Average sales price
Natural gas per Mcf	$3.51	$3.95	$3.37	$3.55	$2.82
Hedge gain per Mcf	0.30	0.23	0.29	0.60	0.89
Total natural gas per Mcf	$3.81	$4.18	$3.66	$4.15	$3.71
Crude oil per Bbl	$106.31	$102.82	$106.11	$103.79	$101.03
Hedge gain (loss) per Bbl	(0.63)	1.08	0.42	1.80	1.87
Total crude oil per Bbl	$105.68	$103.90	$106.53	$105.59	$102.90
Total hedge gain per BOE	$0.24	$1.19	$0.87	$2.42	$2.91
Operating revenues per BOE	$75.78	$73.78	$77.58	$78.15	$78.72
Operating expenses per BOE
Lease operating expense
Insurance expense	1.98	1.75	1.91	2.15	2.62
Workover and maintenance	3.41	3.67	4.89	4.93	2.95
Direct lease operating expense	14.63	13.94	15.24	13.87	18.46
Total lease operating expense per BOE	20.02	19.36	22.04	20.95	24.03
Production taxes	0.33	0.35	0.35	0.28	0.36
Gathering and transportation	1.25	1.33	1.13	1.49	2.33
DD&A	23.40	22.73	22.66	25.81	24.70
General and administrative	5.53	2.89	4.11	4.71	6.96
Other – net	2.05	0.90	1.79	2.10	3.84
Total operating expenses per BOE	52.58	47.56	52.08	55.34	62.22
Operating income per BOE	$23.20	$26.22	$25.50	$22.81	$16.50

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Phil Kerig, Director of Corporate Development, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Cantor Fitzgerald Europe is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Bopd – barrels of oil per day

MMcf/d – million cubic feet of gas per day.

MD – total measured depth of a well.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TD – target total depth of a well.

TVD –true vertical depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Cantor Fitzgerald Europe
Nominated Adviser: David Porter, Rick Thompson
Corporate Broking: Richard Redmayne
Tel: +44 (0) 20 7894 7000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232